EXHIBIT 32.1

                                 CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), James P. Wilson, Chief Executive Officer of JK Acquisition Corp. (the "Company"), hereby certifies that, to the best of his knowledge:

     1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008, to which this Certification is attached as Exhibit 32.1 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, and

     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      IN WITNESS WHEREOF, the undersigned has set his hands hereto as of November 14, 2008.

/s/ James P. Wilson

James P. Wilson
Chairman of the Board of Directors, Chief Executive Officer and Secretary (Principal Executive Officer)
(Principal Financial and Accounting Officer)

This certification accompanies this Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.